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                                                                       EXHIBIT 8









                                  June 6, 2002




Provident Financial Group, Inc.
PFGI Capital Corporation
One East Fourth Street
Cincinnati, Ohio 45202


                            PFGI Capital Corporation

Ladies and Gentlemen:

                  We have acted as special United States federal income tax counsel to Provident Financial Group, Inc., an Ohio corporation ("Provident"), and PFGI Capital Corporation, a Maryland corporation (the "Company"), in connection with the issuance up to 6,900,000 PRIDES (including 900,000 PRIDES issuable upon exercise of the underwriter's over-allotment option), each initially an Income PRIDES, consisting of one forward purchase contract to acquire common stock of Provident and one share of Series A non-cumulative preferred stock of the Company.

                  In rendering this opinion, we have relied upon statements contained in letters to us from Provident, the Company and The Provident Bank, an Ohio state-chartered member bank of the Federal Reserve System (the "Bank"), each dated the date hereof and delivered in connection with this opinion (the "Representation Letters"). We have assumed, without independent verification or inquiry, that the statements made in the Representation Letters are true and correct and that the Representation Letters have been executed by an appropriate and authorized officer of Provident, the Company and the Bank, respectively.

                  In connection with this opinion, we have reviewed the prospectus contained in the Registration Statement filed by Provident and the Company on Form S-3 on June 6, 2002, relating to the issuance of up to 6,900,000 PRIDES (including 900,000 PRIDES issuable upon



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Provident Financial Group Inc.
PFGI Capital Corporation
Page 2
June 6, 2002


exercise of the underwriter's over-allotment option), (the "Prospectus") and reviewed and relied upon originals or copies of such other agreements and documents as we deemed necessary or appropriate for purposes of the opinions rendered herein. In making our examination of any documents executed, or to be executed, by the parties indicated therein, we have assumed, without independent verification or inquiry, that each party has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by each party indicated in the documents and that such documents constitute, or will constitute, valid and binding obligations of each party, and that the transactions contemplated by such documents will be consummated in accordance with the terms thereof.

                  Based on the foregoing and in reliance thereon, and subject to the qualifications, exceptions, limitations contained herein, we are of the opinion that, although the discussion set forth under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus does not discuss all of the possible United States federal income tax consequences of the purchase, ownership and disposition of Income PRIDES, Growth PRIDES, REIT Series A Preferred stock, Bank Series A preferred stock, Provident common stock or the forward purchase contracts, insofar as the statements contained therein relate to statements of law or legal conclusions under the laws of the United States or matters of United States law, such statements are accurate in all material respects.

                  This opinion is based on the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, judicial authorities and current administrative rulings, and such other laws and authorities, as we have deemed relevant and necessary, all of which are subject to change, possibly with retroactive effect, and differing interpretation. There can be no assurance, moreover, that the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court of law. A change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which this opinion is based could affect adversely affect the conclusions set forth herein. This opinion is expressed as of the date hereof, and we undertake no obligation to supplement or revise our opinion to reflect any changes in applicable law (including changes that have retroactive effect) or in any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. We have not considered and do not express any opinion other than those expressly set forth above. Nor have we addressed the consequences, if any, under the laws of any state, locality or foreign jurisdiction.

                  This opinion is delivered to you pursuant to item 601(b)(8) of Regulation S-K and is solely for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, or relied upon by any other person,



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Provident Financial Group Inc.
PFGI Capital Corporation
Page 3
June 6, 2002


without our express written permission. In accordance with the requirements of
Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.




                                            Very truly yours,

                                            /s/ Shearman & Sterling